Pinnacle Financial Partners Announces Agreement to Acquire BNC Bancorp January 23, 2017 Exhibit 99.2

Forward Looking Statements   All statements, other than statements of historical fact, included in this communication, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking including statements about the benefits to Pinnacle Financial Partners, Inc. (“Pinnacle Financial”) and BNC Bancorp (“BNC”) of the proposed merger, Pinnacle Financial’s and BNC’s future financial and operating results (including the anticipated impact of the merger on Pinnacle Financial’s and BNC’s earnings and tangible book value) and Pinnacle Financial’s and BNC’s plans, objectives and intentions. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle Financial and BNC to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others:   deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; continuation of the historically low short-term interest rate environment; the inability of Pinnacle Financial, or entities in which it has significant investments, like Bankers Healthcare Group, LLC (“BHG”), to maintain the historical growth rate of its, or those entities’, loan portfolio; changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; effectiveness of Pinnacle Financial’s asset management activities in improving, resolving or liquidating lower-quality assets; increased competition with other financial institutions; greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin Metropolitan Statistical Area, or MSA, the Knoxville MSA, the Chattanooga, TN-GA MSA and the Memphis, TN-MS-AR MSA, particularly in commercial and residential real estate markets; rapid fluctuations or unanticipated changes in interest rates on loans or deposits; the results of regulatory examinations; the ability to retain large, uninsured deposits; a merger or acquisition like the proposed merger with BNC; risks of expansion into new geographic or product markets, like the proposed expansion into certain MSAs in the states of North Carolina, South Carolina and Virginia in connection with the proposed BNC merger; any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; reduced ability to attract additional financial advisors (or failure of those advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors or otherwise to attract customers from other financial institutions; further deterioration in the valuation of other real estate owned and increased expenses associated therewith; inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; risks associated with litigation, including the applicability of insurance coverage; the risk that the cost savings and any revenue synergies from the proposed BNC merger and Pinnacle Financial’s recently completed mergers may not be realized or take longer than anticipated to be realized; disruption from the proposed BNC merger with customers, suppliers or employee or other business partners relationships; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with BNC; the risk of successful integration of BNC’s business and the businesses Pinnacle Financial recently acquired with Pinnacle Bank’s business; the failure to obtain the necessary approvals from BNC’s or Pinnacle Financial’s shareholders in connection with the BNC merger; the amount of the costs, fees, expenses and charges related to the BNC merger; the ability to obtain required government approvals of the proposed terms of the BNC merger; reputational risk and the risk of adverse reaction of our, Pinnacle Bank’s, BNC’s and BNC Bank’s customers suppliers, employees or other business partners to the proposed BNC merger; the failure of the closing conditions of the BNC merger to be satisfied and any unexpected delay in closing the BNC merger; the risk that the integration of our and BNC’s operations and the operations of the companies Pinnacle Financial recently acquired with Pinnacle Bank’s operations will be materially delayed or will be more costly or difficult than expected; the possibility that the BNC merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the dilution caused by the issuance of additional shares of Pinnacle Financial’s common stock in the BNC merger or related to the BNC merger; general competitive, economic, political and market conditions; approval of the declaration of any dividend by Pinnacle Financial’s board of directors; the vulnerability of Pinnacle Bank’s network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; the possibility of increased compliance costs or modifications to Pinnacle Financial’s business plan or the business plan of entities in which Pinnacle Financial or Pinnacle Bank has made an investment as a result of increased regulatory oversight, including oversight of companies in which Pinnacle Financial or Pinnacle Bank has significant investments, and the development of additional banking products for Pinnacle Bank’s corporate and consumer clients; the risks associated with Pinnacle Financial and Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the membership interests in BHG decide to sell the company if not prohibited from doing so by the terms of Pinnacle Financial’s and Pinnacle Bank’s agreement with them; the possibility that the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets will exceed current estimates; and changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers (like BHG), including regulatory or legislative developments.   Additional factors which could affect the forward looking statements can be found in Pinnacle Financial’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, or BNC’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. Pinnacle Financial and BNC disclaim any obligation to update or revise any forward-looking statements contained in this presentation, which speak only as of the date hereof, whether as a result of new information, future events or otherwise. Safe Harbor Statements

Additional Information About the Proposed Transaction and Where to Find It   Investors and security holders are urged to carefully review and consider each of Pinnacle’s and BNC’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The documents filed by Pinnacle with the SEC may be obtained free of charge at Pinnacle’s website at www.pnfp.com, under the heading “About Pinnacle” and the subheading “Investor Relations,” or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Pinnacle by requesting them in writing to Pinnacle Financial Partners, Inc., 150 Third Avenue South, Suite 900, Nashville, Tennessee 37201, Attention: Investor Relations, or by telephone at (615) 744-3700. The documents filed by BNC with the SEC may be obtained free of charge at BNC’s website at www.bncbanking.com under the “Investor Relations” section, or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from BNC by requesting them in writing to BNC Bancorp, 3980 Premier Drive, Suite 210, High Point, North Carolina 27265, Attention: Investor Relations, or by telephone at (336) 869-9200. In connection with the proposed transaction, Pinnacle intends to file a registration statement on Form S-4 with the SEC which will include a joint proxy statement of BNC and Pinnacle and a prospectus of Pinnacle, and each party will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of BNC and Pinnacle are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents and any other relevant documents filed with the SEC, because they will contain important information about the proposed transaction. A definitive joint proxy statement/prospectus will be sent to the shareholders of each institution seeking the required shareholder approvals. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from Pinnacle or BNC as described in the paragraphs above. This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.   Participants in the Solicitation   Pinnacle, BNC, and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from Pinnacle’s and BNC’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Pinnacle and their ownership of Pinnacle common stock is set forth in the definitive proxy statement for Pinnacle’s 2016 annual meeting of shareholders, as previously filed with the SEC on March 10, 2016, and other documents subsequently filed by Pinnacle with the SEC. Information about the directors and executive officers of BNC and their ownership of BNC common stock is set forth in the definitive proxy statement for BNC’s 2016 annual meeting of shareholders, as previously filed with the SEC on April 6, 2016, and other documents subsequently filed by BNC with the SEC. Shareholders may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus when they become available. Free copies of these documents may be obtained as described in the paragraphs above. Non-GAAP Financial Matters This presentation also contains certain non-GAAP financial measures for one or both of Pinnacle Financial or BNC, including, without limitation, earnings per diluted share, efficiency ratio, return on average assets, return on average tangible common equity, and tangible common equity to tangible assets, in each case excluding the impact of expenses related to gain or loss on sale of investments, merger-related charges and other matters for the accounting periods presented, the impact of goodwill and core deposit intangibles associated with Pinnacle Financial’s and BNC’s prior acquisitions or investments and, in the case of BNC, amortization of intangibles, net, loss of extinguishment of debt, insurance settlements,. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this presentation are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. Pinnacle Financial and BNC each believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible, and the other items excluded each vary extensively from company to company, Pinnacle Financial and BNC each believes that the presentation of this information allows investors to more easily compare its results to the results of other companies. Safe Harbor Statements

Overview of the Transaction Strategically Compelling Builds Upon Strengths Financially Attractive Mitigated Risks Management continuity Both firms have strong credit cultures and exceptional credit metrics Significant acquisition integration experience Expands footprint into urban markets in the Carolinas and Virginia Combines two high performing, commercially focused companies Consistent with PNFP’s articulated M&A strategy Deepens management Diversifies into additional high growth markets Expands ability to continue attracting high profile talent Significant accretion to EPS Accretive to tangible book value; no tangible book earnback period Additive to capital ratios with anticipated Tier 1 capital raise

Creating the Premier Southeast Franchise

Pinnacle FINANCIAL PARTNERS

- $11.2 billion financial holding company
  - Headquartered in Nashville, TN
  - Founded in 2000
- An urban community bank
  - All the sophistication of a larger regional bank with the hands-on, friendly, personal service associated with a smaller community bank
- Proven ability to grow market share in core markets:
  - Double digit organic loan growth (14% CAGR since 2009) complemented by;
  - ~$2.7 billion in assets acquired through 3 completed bank acquisitions since start of 2015
- Consistent earnings per share growth and momentum(1)
  - 3-year EPS growth: 53%
  - Efficiency ratio of 49.6% in 4Q'16
  - Record revenue in 2016, 38% YoY increase
- One of the *"Best Banks to Work For"*(2)

✓ Four-state banking footprint across desirable Southeast Markets

✓ Meaningful presence in large, high growth, metropolitan markets

✓ Combination of two profitable franchises, creating one of the most profitable banks in the country

✓ Creates a top 50 U.S. bank by assets

✓ One of the most valuable Southeast banking institutions by market capitalization



Roanoke
VA
Nashville
Knoxville
Winston-Salem
Greensboro
High Point
TN
Raleigh
Memphis
Asheville
Charlotte
NC
Chattanooga
Greenville
SC
Myrtle Beach
Charleston
Savannah
PNFP
BNCN

BNC BANCORP

- $7.4 billion bank holding company
  - Headquartered in High Point, NC (Greensboro MSA)
  - Founded in 1991
- Footprint covers key locations in North Carolina, South Carolina and Virginia
  - *Charlotte, Winston-Salem, Greensboro & Raleigh, NC*
  - *Greenville & Charleston, SC*
  - *Roanoke, VA*
- Proven ability to grow
  - Double digit organic loan growth (19% CAGR since 2009) complemented by;
  - ~$2.1 billion in assets acquired through 3 completed bank acquisitions since start of 2015
- Consistent earnings per share growth and momentum(1)
  - 3-year EPS growth: 35%
  - Efficiency ratio of 51.7% in 4Q'16
  - 30.0% YoY net loan growth ($1.2 billion)
- *"BNC Bank - 2016 Best Employer"*(3)

Source: SNL Financial; Company Management
(1) EPS and efficiency ratio are operating results, a Non-GAAP measure. Refer to appendix for GAAP to Non-GAAP reconciliation
(2) According to American Banker
(3) According to Business North Carolina & the South Carolina Chamber of Commerce

Pinnacle BNC BANCORP 5

Richard Callicutt Chairman of the Carolinas & Virginia Our Combined Leadership Team Executive Leadership Terry Turner President and Chief Executive Officer Harold Carpenter EVP and Chief Financial Officer Hugh Queener EVP, Corporate Secretary and CAO D. Kim Jenny Chief Risk Officer Harvey White Chief Credit Officer Rob McCabe Chairman of the Board Chairman of Tennessee David Spencer EVP Board of Directors 14 PNFP Directors 4 BNCN Directors

BNCN – Proven Track Record Asset Growth Earnings Growth(2) Stock Price Performance Since 12/31/2002 +318% +68% ROAA (%)(2) 26% CAGR 27% CAGR Bank Acquisitions (1) +158% Source: SNL Financial; dollars in millions; market data as of January 20, 2017 Includes whole bank and government assisted transactions since 2006 Operating results; a Non-GAAP measure, refer to appendix for GAAP to Non-GAAP reconciliation

Although no revenue synergies are included in the financial modeling, there are significant opportunities to leverage the franchise strengths of both institutions: C&I Business Leverage PNFP’s C&I capabilities in BNCN’s markets Ability to offer a robust treasury management platform Commercial Mortgage Expands brokerage platform for BNCN CRE lenders & clients Wealth Management Incremental fee income from investment & trust services Residential Mortgage Ability to leverage PNFP’s residential mortgage platform Benefits of Scale Ability to pursue larger clients Better pricing for wholesale funding opportunities Balance sheet repositioning Business Integration Opportunity

Strategic Merger of Like-Minded Banks Creates a dominant Southeastern platform to leverage the individual strengths of both companies Partnership improves upon compelling ROA, ROTCE, and Efficiency Ratio metrics Maintains record of banks’ pristine asset quality metrics Retention of BNCN management in key roles to allow for continued focus on commercial loan growth in new markets Demonstrated acquisition ability of both banks reduces integration risk of pro forma entity Strategic Merger of Like-Minded Banks(1) PNFP / BNCN Combination Source: SNL Financial Financial data presented as of Most Recent Quarter; Organic Loan Growth presented as a 5-year CAGR Metropolitan areas with a population greater than 350,000 Operating results; Non-GAAP measure. Refer to appendix for GAAP to Non-GAAP reconciliation Represents the sum of Commercial & Industrial + Owner Occupied CRE

Expands Presence into Desirable Regional Markets Presence in 48% of the top 25 MSAs (12 of 25) 92% of our pro forma deposits in these markets Presence in 40% of the top 25 MSAs (10 of 25) 58% of our pro forma deposits in these markets Top 25 MSAs in Region by Population Top 25 MSAs in Region by Proj. Population Growth Source: SNL Financial; deposit data as of June 30, 2016 Note: Blue highlight denotes markets of operation for PNFP; Red highlight denotes markets of operation for BNCN Note: Region defined as AL, GA, MS, NC, SC, TN, VA

Consistent with Our Articulated M&A Strategy Management continuity > 5% EPS accretion in first full year Commercial thrust Sustainable core profitability Capacity to achieve mass in market At least $1 billion in assets M&A Criteria(1) Existing and Targeted New Markets(1) PNFP (46) BNCN (76) MEMPHIS NASHVILLE-DAVIDSON--MURFREESBORO--FRANKLIN CHATTANOOGA ATLANTA-SANDY SPRINGS-ROSWELL KNOXVILLE CLEVELAND GREENVILLE-ANDERSON-MAULDIN CHARLESTON- NORTH CHARLESTON WINSTON- SALEM GREENSBORO- HIGH POINT RALEIGH RICHMOND VIRGINIA BEACH CHARLOTTE- CONCORD- GASTONIA Entry into 6 of 9 targeted new markets(1) Source: SNL Financial Note: Blue highlight denotes existing markets of operation; red highlight denotes desired new metropolitan markets Targeted new markets and M&A criteria as stated in prior investor presentations

Pro Forma Footprint: Expanded Presence in Southeastern Growth Markets Select Urban Markets Served Merger with BNCN is consistent with Pinnacle’s articulated M&A strategy – focusing on high growth urban markets Expanded 4-state footprint gives us critical mass in all the right Southeastern growth markets Leading metro markets by population and population growth Leading metro markets by key economic indicators Source: SNL Financial Per the Bureau of Economic Analysis’ 2015 Regional GDP report

Transaction Summary Transaction Value & Consideration Capital Raise Pro Forma Ownership Termination Fee Voting Agreements Required Approvals Certain PNFP & BNCN shareholders, including all directors and executive officers, have signed customary support agreements Targeted Closing Approval of PNFP and BNCN shareholders Customary regulatory approvals 3rd Quarter 2017 $66 million, mutual $1.88 billion in diluted transaction value(1) Fixed exchange ratio: 0.5235x 100% stock consideration Anticipated Tier I capital raise of approximately $175 million Pro forma franchise crosses $15 billion assets as result of merger. Seek to raise Tier I capital to support Tier I regulatory capital ratios with trust preferred securities fully recognized as Tier II capital 60% PNFP / 36% BNCN / 4% new shares issued in anticipated Tier 1 equity raise Based on 52,181,073 BNCN common shares outstanding, PNFP’s 20-day trailing average of $68.20 as January 20, 2017 and the fixed exchange ratio of 0.5235x; inclusive of the effect of BNCN’s RSAs / RSUs

Multiples Comparison Based upon PNFP’s 20-day trailing average closing price of $68.20 as of January 20, 2017 and the exchange ratio of 0.5235x Based upon PNFP’s 20-day trailing average closing price of $68.20 as of January 20, 2017 Based upon BNCN tangible book value per share of $12.29 as of December 31, 2016 Based upon consensus mean estimates as of January 20, 2017; 2017 EPS of $1.81, 2018 EPS of $2.09 Based upon PNFP’s 20-day trailing average closing price of $68.20 and BNCN’s 20-day trailing average closing price of $32.30 as of January 20, 2017 Based upon BNCN’s current quarterly dividend of $0.05 per share, PFNP’s current quarterly dividend of $0.14 per share and the exchange ratio of 0.5235x

Key Focus Area Action Observations Risk Management Key risk managers at Pinnacle participated in due diligence including CEO, CFO, CAO, CCO, CRO, etc. BNCN Risk management appears to be robust (especially in the areas of compliance and credit) and appears to fit well with the Pinnacle risk management structure Credit Detailed loan reviews of the non-consumer, non-small business loan portfolio Portfolio sampling of Pinnacle model Consumer and Small Business loan books Total reviewed = 65% Client selection process consistent Strong credit metrics – commercial and CRE Centralized consumer underwriting and strong consumer portfolio metrics Compliance Compliance functions reviewed by Pinnacle EWRM officer and Chief Compliance Officer BNCN has developed an effective compliance risk management infrastructure Interest Rate Sensitivity Detail reviews of investment securities and various interest rate risk scenarios Neutral to slight liability sensitive position due to higher allocation to fixed rate loans and municipal securities Moderate duration present in bond portfolio with strong yield profile Expect modest NIM accretion post conversion Liquidity Deposit book reviewed with emphasis on liquidity risk and deposit concentrations Non-core funding is slightly higher. However, recent acquisitions have strengthened core funding base. Strong on-balance sheet liquidity position CRE focus provides steady principal cash flow stream from term credits. IT & Operations Pinnacle due diligence team gained understanding of IT and operational practices No material systems integration issues discovered IT cancellation fees included in one-time charges Personnel Practices and Policies Pinnacle diligence team gained understanding of personnel practices and policies HR practices generally consistent Incentive comp will be migrated to the Pinnacle model for incentives and equity compensation Comprehensive Due Diligence Overview

Based upon the 2018 mean consensus estimate as of January 20, 2017 Key Transaction Assumptions Options & Restricted Stock Expense Savings Merger & Integration Costs Expected to be approximately $100 million pre-tax and adjustments are fully phased into Pro Forma TBV computation Purchase Accounting & Other Adjustments $57 million loan mark, net of BNCN’s existing discount and reversal of allowance for loan loss Core deposit intangible of 1.18% ($53 million) on non-time deposits, amortized over 10 years, sum-of-the-years digits Expected annual BNCN lost revenue / incremental expense of $5 million pre-tax related to the regulatory impact of crossing $10 billion in assets Approximately $12.5 million in incremental after-tax earnings estimated for 2018 incorporating all fair market value adjustments and other merger-related adjustments BNCN’s 66,443 in-the-money options outstanding to be cashed out upon the closing of the transaction 551,726 RSAs / RSUs to be converted into PNFP common shares at the exchange ratio Expected to be approximately $41 million (fully phased-in), 25% of BNCN’s noninterest expense(1) Revenue Synergies Revenue enhancements identified but not modeled

Estimated Pro Forma Impacts Note: Pro forma impacts presented inclusive of anticipated Tier I equity raise Estimated financial impact is presented solely for illustrative purposes using mean analyst estimates. Includes purchase accounting marks and cost savings, as well as approximately $175 million Tier I capital raise to address loss of Tier I treatment for TRUPs; assumes system conversion in Q4 2017

Pro Forma Market Position 36th largest in the U.S. by market cap Top 50 bank in the U.S by assets Best-in-Class Profitability Source: SNL Financial and FactSet Research Systems Note: Includes public banks with greater than or equal to $10 billion in assets; market data as of January 20, 2017 2018 projected ROAA per mean consensus estimates as of January 20, 2017; PNFP pro forma based on previously stated transaction assumptions and projections

Sustainable Business Model Metric Current PNFP Combined with BNCN Targeted Ranges Net interest margin 3.40% to 3.60% Unchanged Net charge-off’s 0.20% to 0.35% Noninterest income / Average assets 1.10% to 1.30% Noninterest expense / Average assets 2.00% to 2.20% Return on Average Assets 1.20% to 1.40% 1.30% to 1.50% Combination increases profitability of franchise: Note: Non-GAAP measurements typically presented and reconciled to GAAP measures; excludes the impact of merger-related charges, refer to appendix for GAAP to Non-GAAP reconciliation

Summary PNFP BNCN Strategic market expansion into 6 of 9 targeted Southeastern markets Combination of two exceptional management teams Extraordinary EPS and TBV accretion Appropriate risk mitigation Pro Forma Highlights (1) Source: SNL Financial; Company Management Financial information is pro forma for PNFP / BNCN transaction + approximately $175 million Tier I equity raise Market data as of January 20, 2017

Additional Transaction Detail Estimated Pro Forma Impacts Integration Overview of BNC Bancorp BNCN’s Market Position Markets Detail Significant Commercial Lending Opportunities Diversifying Our Markets Loan and Deposit Detail Pro Forma Loan and Deposit Composition CRE Composition and Historical Losses Interest Rate Sensitivity Fee Income Detail Fee Income Opportunity Leading Pinnacle Markets Non-GAAP Reconciliations Supplemental Information

Estimated Pro Forma Impacts(1) (2) Source: SNL Financial Estimated financial impact is presented solely for illustrative purposes using mean analyst estimates per research analyst reports. Includes purchase accounting marks and cost savings Based upon consensus mean estimates as of January 20, 2017 Utilizing the crossover method Illustrates the pro forma impact of replacing phased-out approximately $130 million of trust preferreds (from Tier 1 to Tier 2) with $130 million of Tier 1 capital; trust preferreds will remain outstanding Includes $130 million Tier I capital raise referenced in Footnote 4%

Integration

Technology and Process Integration:

- ✓ **Operating Systems familiar to Pinnacle (BNCN – JHA Silverlake same as Avenue Financial)**
- ✓ **Both companies have extensive systems integration experience**
  - PNFP – Converted three bank platforms in the last 18 months, approximately $2.3 billion in loans and $2.4 billion in deposits
  - BNCN – Converted five bank platforms in the last 2 years, approximately $1.9 billion in loans and $2.1 billion in deposits
- ✓ **Preliminary conversion timeline**
  - Pinnacle is planning for a 3-stage technology conversion: Virginia 1st, South Carolina 2nd, and North Carolina 3rd. Ultimate completion by 12/31/17. Loan policy day 1 – internal credit processes expected by 12/31/18

Business Model Integration:

- ✓ **Programs with corporate oversight / local accountability**
  - Commercial Real Estate, Insurance Agencies, Small Business, Treasury Management Sales
- ✓ **Programs with corporate management / local execution support**
  - Residential Real Estate, SBA Lending, Wealth Management (Pinnacle Asset Management, Trust Services, Capital Markets)
- ✓ **Support functions managed centrally – primary in middle Tennessee with distributed support in areas of Human Resources, Training and Development and other miscellaneous support areas**

Pinnacle Financial Partners BNC Bancorp 23

BNCN’s Market Position BNCN Major Markets BNCN Financial Overview (1) Roanoke MSA Population: 316,013 Total Deposits: $7.3bn Market Share: 7.7% Market Rank: 5 Myrtle Beach MSA Population: 449,541 Total Deposits: $7.6bn Market Share: 2.7% Market Rank: 12 Charleston MSA Population: 768,937 Total Deposits: $12.2bn Market Share: 4.9% Market Rank: 7 Research Triangle Population: 1,502,155 Deposits: $36.8bn Market Share: 1.0% Market Rank: 15 Charlotte MSA Population: 2,485,529 Total Deposits: $200.8bn Market Share: 0.3% Market Rank: 10 Piedmont Triad Population: 1,709,211 Total Deposits: $52.9bn Market Share: 5.6% Market Rank: 3 Greenville MSA Population: 891,702 Total Deposits: $15.4bn Market Share: 1.4% Market Rank: 15 Source: SNL Financial and MapInfo Professional Note: Deposit data as of June 30, 2016 Financial information is as of or for the quarter ended December 31, 2016 Operating results; a Non-GAAP measure, refer to appendix for GAAP to Non-GAAP reconciliation (2) (2) (2)

Significant Commercial Lending Opportunities Total Businesses (000s) Total C&I Businesses (000s) (1) Source: SNL Financial Note: BNCN Top Markets defined as Charleston, Greenville, Raleigh and Charlotte MSAs. PNFP Top Markets defined as Chattanooga, Knoxville, Memphis and Nashville MSAs Includes companies classified with the NAICS as Healthcare and Social Assistance, Wholesale Trade, Manufacturing or Transportation and Warehousing

Significant Commercial Lending Opportunities (continued) Sales ($bn) 2014 – 2015 GDP Growth (1) Source: SNL Financial; U.S. Bureau of Economic Analysis Note: BNCN Top Markets defined as Charleston, Greenville, Raleigh and Charlotte MSAs. PNFP Top Markets defined as Chattanooga, Knoxville, Memphis and Nashville MSAs Measured in current dollars. BNCN and PNFP Top Markets are calculated based on total GDP growth in the markets

Deposits by Top MSAs(1) Diversifying Our Markets Deposits by State Source: SNL Financial Deposit data as of June 30, 2016 Note: Blue shading represents PNFP markets of operation and red shading represents BNCN markets of operation Includes top 10 metropolitan areas by deposits Includes the following MSAs: Albemarle, NC; Greenville-Anderson-Mauldin, SC; Myrtle Beach-Conway-North Myrtle Beach, SC-NC; Cleveland, TN; Raleigh, NC; Spartanburg, SC; Shelbyville, TN; Asheville, NC; Burlington, NC; Hilton Head Island-Bluffton-Beaufort, SC Piedmont Triad is an aggregation of the Greensboro-High Point, NC & Winston-Salem, NC MSAs

Pro Forma Loan and Deposit Composition Deposit Mix Loan Mix PNFP BNCN Pro Forma Total: Total: Total: Total: Total: Total: $8,450mm $5,456mm $13,906mm $8,759mm $6,083mm $14,842mm Source: SNL Financial and Company Documents Note: Data as of December 31, 2016 Note: Jumbo time deposits defined as time deposits greater than $100,000

CRE Composition and Historical Losses PNFP Commercial Real Estate Portfolio (NOO)(1) PNFP NOO CRE Net Charge Offs (%)(3) BNCN NOO CRE Net Charge Offs (%)(3) BNCN Commercial Real Estate Portfolio (NOO)(2) Source: Company Management Per Company Management, as of December 31, 2016 Per Company Management, as of December 27, 2016 Data is presented as of September 30, 2016; does not take into effect the impact of BNCN’s recently completed acquisition of High Point Bank Corp.

Interest Rate Sensitivity Change in Net Interest Income Change in Economic Value of Equity Source: Company filings Note: PNFP analysis per Company management, as of November 30 , 2016 assumes an instantaneous and parallel rate shock. Note: BNCN analysis per Company management, as of September 30, 2016 and assumes an instantaneous and parallel rate shock; excludes the impact of BNCN’s recently completed acquisition of High Point Bank Corp.

Fee Income Opportunity By Product 2016 ($mm): $121 % of Average Assets: 1.21% 2016 ($mm): $38 % of Average Assets: 0.61% Source: SNL Financial and Company documents Note: Data for the full year ended December 31, 2016

Leading Pro Forma Markets Tennessee Tennessee ranks No. 5 in state business climate rankings (Site Selection) Tennessee continued to add jobs at more than twice the U.S. rate last year (U.S. Department of Labor) Tennessee’s Spring Hill General Motors’ expansion named the Silver recipient for annual ‘Deal of the Year’ award (Business Facilities) North Carolina North Carolina ranks No. 2 in state business climate rankings (Site Selection) North Carolina was ranked No. 2 in ‘Best States for Business 2016’ (Forbes) North Carolina is home to the 9th and 13th fastest growing cities in the U.S. (Forbes) South Carolina South Carolina was ranked No. 7 ‘Best Business Climate in the Country’ (Site Selection) South Carolina ranks No. 10 in favorable regulatory environments for business (Forbes) Virginia Virginia was ranked No. 6 ‘Best State for Business’ and No. 3 in ‘Regulatory Environment’ (Forbes) Virginia ranks No. 3 in ‘Business Friendliness’ (CNBC)

Leading *Pro Forma* Markets

Nashville

Nashville has achieved "it city" status, landing on several major national publications' lists of hot spots. Nashville's diverse economy, thriving cultural base and strong business community are major attractions for corporations. The accolades continued in the fourth quarter of 2016:

- ✓ Nashville ranks ***No. 1 in '2017 10 Hottest Housing Markets'*** *(Zillow)*
- ✓ Nashville ranks ***No. 7 in '2016 Best-Performing Cities'*** *(Milken Institute)*
- ✓ Nashville is the ***third-best city in the country for job seekers*** *(NerdWallet)*
- ✓ Nashville is amongst the ***'50 Best Places to Travel'*** in 2017 *(Travel + Leisure)*

Knoxville

Knoxville also enjoys a very healthy and diverse economy with an excellent transportation and technology infrastructure. The Knoxville metropolitan area was the third fastest MSA in the country to fully recover from jobs lost in the 2007-2010 recession and currently enjoys the lowest unemployment rate of Tennessee's metro areas. Good news in the fourth quarter of 2016 includes:

- ✓ Knoxville named one of the ***'American Cities Adding the Most Jobs This Year'*** *(247WallSt.com)*
- ✓ Knoxville named as a top retirement destination *(WhereToRetire.com)*

Memphis

Memphis offers a diverse, metropolitan workforce. Over the past three decades, the presence of companies like FedEx and the region's superior distribution infrastructure have earned Memphis the title, "America's Distribution Center."

- ✓ Memphis ranks ***No. 3 in the nation in terms of lowest rent-to-income*** ratio *(SmartAsset)*
- ✓ Memphis ranks ***No. 38 in cost of doing business*** in '100 Best Places for Business and Careers' *(Forbes)*

Chattanooga

Chattanooga is Tennessee's fourth-largest MSA as measured by both population and deposits. National publications have declared Chattanooga a tech hub and manufacturing magnet. Economic drivers include:

- ✓ Chattanooga's Innovation District beckons to young entrepreneurs *(The New York Times)*
- ✓ Chattanooga's housing market is healthy despite a nationwide slowdown *(Times Free Press)*

Pinnacle Financial Partners BNC Bancorp 33

Leading Pro Forma Markets Charlotte has become a major U.S. financial center, and is now the second largest banking center in the United States after New York City. – Forbes Charlotte was rated the 3rd most attractive real estate market in America (PwC) Charlotte has been ranked No. 15 of the ‘Best Places to Live in the USA’ (U.S. News & World Report) Winston-Salem is North Carolina’s second-largest MSA as measured by deposits. National publications have declared Winston-Salem as one of the nation’s most technologically-advanced and entrepreneurial cities. Winston-Salem named the 11th best city to start a business (WalletHub) Winston-Salem was recognized as one of the top 10 most technologically-advanced cities (e.Republic) Greensboro-High Point is part of a greater metropolitan area called the Triad, which encompasses the three major cities of High Point, Winston-Salem and Greensboro, making the Triad a thriving urban hub. Greensboro is one of the 20 best MSAs in the country as measured by ‘Cost of Doing Business’ (Forbes) Greensboro was ranked No. 4 in the ‘National 2016 Digital Cities Survey Award’ (Center for Digital Government) North Carolina’s second-biggest city by population, Raleigh has been widely recognized by national outlets as one of the most attractive business and job markets in the country. Raleigh was named No. 2 in ‘America’s Hottest Spots for Tech Jobs’ (Forbes) Raleigh was recognized as the ‘Best Big City in the Southeast’ (Money Magazine) Winston-Salem Greensboro – High Point Raleigh Charlotte

Leading Pro Forma Markets Greenville, the third-largest MSA in South Carolina by deposits, has been increasingly recognized as one of the premier travel destinations in the country. Greenville was named one of the ‘10 Best Emerging Destinations’ (USA Today) Greenville was recognized amongst the nation’s ‘Top 10 Best Places to Live 2016’ (Men’s Journal) Charleston, the second-largest MSA in South Carolina by population, has received national attention as both a notable travel destination and a center of economic growth. Charleston was named No. 1 ‘Small City in the U.S.’ (Condé Nast Traveler) Charleston ranked No. 7 for ‘Economic Growth Potential’ in 2016 (Business Facilities) Roanoke, which is nestled in Virginia’s Blue Ridge mountains, has been increasingly recognized for its outstanding quality of life and stunning natural beauty. Roanoke has been named one of the ‘South’s Best Places to Retire’ (Southern Living) Roanoke was named one of ‘America’s Best Small Cities on the Rise’ (Smarter Travel) Charleston, SC Roanoke, VA Greenville, SC

Non-GAAP Reconciliations – PNFP

Non-GAAP Reconciliations – BNCN Note: $ and share counts in thousands Operating earnings per diluted share, operating non-interest income, operating non-interest expense, operating income tax expense, operating return on average assets, and operating return on average tangible common equity are non-GAAP financial measures and exclude the after-tax effect of transaction-related charges, loss on extinguishment of debt, securities gains (losses) and other one-time charges.  Management believes that these non-GAAP performance measures provide additional useful information that allows readers to evaluate the ongoing performance of the company. The tangible measures are non-GAAP financial measures and exclude the effect of period end or average balance of intangible assets.  Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by industry analysts for companies with prior merger and acquisition activities.  Operating efficiency ratio is calculated by non-interest expense, excluding transaction-related expenses, and loss on extinguishment of debt, divided by the sum of FTE net interest income and non-interest income excluding securities gains (losses). Management believes this non-GAAP operating measure provides additional useful information that allows readers to evaluate the ongoing performance of the company.